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                                                                    Exhibit 99.2
                                                                    ------------

                                 Certification

   Pursuant to 18 U.S.C. ss. 1350, the undersigned officer of Nexstar Finance, L.L.C. and Nexstar Finance, Inc. (together, the "Company"), hereby certifies that the Company's Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2002 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

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
Dated: May 20, 2003                                   /s/  G. Robert Thompson
                                                      -------------------------
                                                      G. Robert Thompson
                                                      Chief Financial Officer
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   The foregoing certification is being furnished solely pursuant to 18 U.S.C.
ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.